Exhibit 10.39

CKE RESTAURANTS, INC.

AMENDMENT NO. 3
TO
EMPLOYMENT AGREEMENT

This Amendment No. 3 (the “Amendment”) to Employment Agreement is made effective as of December 16, 2008, by and between CKE Restaurants, Inc. (the “Company”) and Richard E. Fortman (the “Employee”).

RECITALS:

A. The Company and the Employee entered into an Employment Agreement dated as of January 2004, and amended on December 6, 2005 and March 20, 2007 (the “Agreement”).

B. The Company and Employee now desire to amend the Agreement as set forth below.

AGREEMENT

1. Term.  Section 2 is hereby amended to read in its entirety as follows:

“2.           Term.  The term of this Agreement shall commence on the first day of the Company’s fiscal year commencing in the year 2004 (the “Effective Date”) and, prior to July 11, 2012, shall terminate three (3) years following the date on which notice of non-renewal or termination of this Agreement is given by either party to the other and, on and subsequent to July 11, 2012, shall terminate on July 11, 2015, subject in all cases to prior termination as set forth in Section 7 below (the “Term”).  Thus, prior to July 11, 2012, the Term shall be renewed automatically on a daily basis so that the outstanding Term is always three (3) years following the date on which notice of non-renewal or termination is given by either party to the other and, on July 11, 2012, the Term shall convert into a remaining three (3) year term ending on July 11, 2015.  The Term may be extended at any time upon mutual written agreement of the parties.”

2. Other Compensation and Fringe Benefits.  Section 4(d) of the Agreement is hereby amended to add the following sentence at the end thereof:

“Such discretionary bonus shall be evaluated and paid (if applicable) no later than December 31 of the calendar year following the calendar year to which such bonus relates.”

3. Expense Reimbursement.  Section 6 of the Agreement is hereby amended to add the following sentence at the end thereof:

“Any amounts payable under this Section 6 shall be paid no later than December 31 of the year following the year in which the expenses are incurred.”

4. Termination.  Section 7(b)(ii) is hereby amended as follows:

(1)           To change and replace the duration for the provision of the benefits stated therein from “for the remainder of the Term” to:

“during the period commencing on the date of termination and ending on the December 31 of the second calendar year following the calendar year in which the termination occurred”; and

(2)           To add the following text immediately following the phrase which reads “...the Company shall, at its expense, arrange to provide the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is prohibited”:

“; provided, however, that notwithstanding the foregoing, there shall only be included, and Employee shall only be entitled to, those benefit plans or programs that are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code.”

(3)           To add the following sentence at the end thereof:

“Notwithstanding anything in Section 7(b) to the contrary, no amount shall be payable pursuant to this Section 7(b) unless Employee has incurred a Separation from Service (within the meaning of Section 409A(a)(2)(A)(i) of the Code, and Treasury Regulation Section 1.409A-1(h) (“Separation from Service”) by reason of a termination of the Employee’s employment by the Company under this Section 7(b).”

5. Definitions.  Terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

6. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one Amendment.

7. Terms and Conditions of Agreement.  Except as specifically amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed by the undersigned as of the date first written above.

/s/ Richard E. Fortman
                                 Richard E. Fortman

CKE Restaurants, Inc.

By:       /s/ Andrew F. Puzder
Andrew F. Puzder
Chief Executive Officer